Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Compensation Plan of Pluristem Therapeutics Inc. (the Company), of our reports dated September 12, 2019, with respect to the Company's consolidated financial statements and the effectiveness of internal control over financial reporting of the Company included in its Annual Report (Form 10-K) for the year ended June 30, 2019, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
September 9, 2020	A Member of Ernst & Young Global